As filed with the Securities and Exchange Commission on July 24, 2019	Registration No. 333-212357

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	47-1696350 (IRS Employer Identification No.)

1920 Rock Spring Road

Forest Hill, Maryland 21050

(410) 420-9600

(Address of principal executive offices) (Zip Code)

MB Bancorp, Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Philip P. Phillips

President and Chief Executive Officer

MB Bancorp, Inc.

1920 Rock Spring Road

Forest Hill, Maryland 21050

(410) 420-9600

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to: Gary R. Bronstein, Esq. Edward G. Olifer, Esq. Suzanne A. Walker, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by MB Bancorp, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-212357) filed by the Company on June 30, 2016 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities that may be offered or sold under the MB Bancorp, Inc. 2016 Equity Incentive Plan.

On July 24, 2019, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MB Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest Hill, State of Maryland on this 24th day of July 2019.

MB BANCORP, INC.

By:	/s/ Philip P. Phillips
Philip P. Phillips
President and Chief Executive Officer
(Duly authorized officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Philip P. Phillips	President, Chief Executive Officer and	July 24, 2019
Philip P. Phillips	Director
(Principal executive officer)

/s/ John M. Wright	Executive Vice President and Chief	July 24, 2019
John M. Wright	Financial Officer
(Principal financial and accounting officer)

/s/ Douglas S. Wilson	Chairman of the Board	July 24, 2019
Douglas S. Wilson

/s/ David A. Klunk	Director	July 24, 2019
David A. Klunk

/s/ Michael Nobile	Director	July 24, 2019
Michael Nobile

/s/ Randall S. Pace	Director	July 24, 2019
Randall S. Pace

/s/ Nicole N. Glaeser	Director	July 24, 2019
Nicole N. Glaeser

/s/ Louis J. Vigliotti	Director	July 24, 2019
Louis J. Vigliotti

/s/ Corissa B. Porcelli	Director	July 24, 2019
Corissa B. Porcelli

/s/ Jeffrey Thorp	Director	July 24, 2019
Jeffrey Thorp